EXHIBIT 10.10

FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

This First Amendment to Real Estate Purchase Agreement is made as of December 22, 2005 (this “Amendment”), by and between StockerYale, Inc., a Massachusetts corporation (“Seller”), and 55 Heritage L.L.C. or its designee, a New Hampshire limited liability company (“Purchaser”).

WHEREAS, Seller and Purchaser entered into a real estate purchase agreement, dated November 29, 2005 (the “Agreement”), with respect to Purchaser’s purchase from Seller of certain real property commonly known at 32 Hampshire Road, Salem, New Hampshire (the “Property”); and

WHEREAS, the parties desire to amend the Agreement as provided herein;

In consideration of the mutual promises, covenants and agreements herein contained and contained in the Agreement, Seller and Purchaser hereby promise, covenant and agree with each other as follows:

1. Effect of Amendment. All changes contained herein are deemed to be effective as if originally included in the Agreement. Any conflict between the terms herein and in the Agreement shall be governed by the terms of this Amendment. All references in the Agreement and in this Amendment to “Agreement” shall be deemed to include the terms contained in this Amendment. All capitalized terms shall have the definition given such terms in the Agreement or the Lease, as the case may be.

2. Closing. The Closing Date shall be December 29, 2005.

3. Lease.

(a) Section 7 of the Schedule of the Lease shall be amended in its entirety to be as follows:

7. Security Deposit: $770,500.00. Provided no default shall have occurred and not cured within any applicable grace or cure period, or otherwise waived by Landlord, Landlord will apply a portion of the security deposit to Base Rent as follows: (i) $10,000.00 promptly upon receipt by Landlord of a survey (that Landlord will promptly order) acceptable to Landlord’s lender and title insurer and an endorsement to Landlord’s title insurance policy insuring over the survey exception; (ii) $42,250.00 per each month during the last six months of the first year of the term; (iii) $14,083.33 per each month during the second year of the term; (iv) $15,833.33 per each month during the third year of the term; and (v) $9,666.66 per each month during the fourth year of the term, with any remaining portion of the security deposit to be held by Landlord until the expiration of the Lease.

(b) The Lease will be amended to provide that until Purchaser has secured a new tenant for any portion of the Building, Seller will be responsible for maintaining the entire Building and will insure the Building for casualty and liability coverage consistent with its existing coverages. At Closing Seller shall provide a certificate of insurance evidencing such coverages and naming Purchaser, 1025 Mohawk Road, Wilmette, Illinois 60091, and The PrivateBank and Trust Company, and its successors and assigns, 920 Waukegan Road, Lake Forest, Illinois 60045, as loss payees or additional insureds as the case may be.

5. Assignment. Purchaser hereby advises Seller that it is assigning the Agreement to 55 Heritage (Salem) LLC, a New Hampshire limited liability company (“Assignee”), so that the Purchaser under the Agreement and the Landlord under the Lease will be Assignee.

6. Counterparts. This Amendment may be signed in counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Real Estate Purchase Agreement the day and year first above written.

SELLER:		PURCHASER:

STOCKERYALE, INC.		55 HERITAGE, L.L.C.

By:	/s/ MARK W. BLODGETT	By:	/s/ JEFFREY P. GRAY
	Chairman & CEO		Manager

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